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                                                                     EXHIBIT 4.9

                                                                  EXECUTION COPY


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                          SECOND SUPPLEMENTAL INDENTURE

                            Dated as of July 9, 2002

                                       to

                                    INDENTURE

                           Dated as of March 29, 2000

                                      Among

                 SOVEREIGN SPECIALTY CHEMICALS, INC., as Issuer

                   THE GUARANTORS PARTY THERETO, as Guarantors

                                       and

                        THE BANK OF NEW YORK, as Trustee


                                   ----------




                               up to $200,000,000

              11-7/8% Senior Subordinated Notes Due 2010, Series A

              11-7/8% Senior Subordinated Notes Due 2010, Series B


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         SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of July 9, 2002, by and among SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "Company"), the guarantors party hereto and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").


                              W I T N E S S E T H:

                  WHEREAS, pursuant to the terms of the Indenture, dated as of March 29, 2000, as supplemented by the First Supplemental Indenture, dated March 22, 2001 (as so supplemented, the "Indenture"), among the Company, the guarantors party thereto and the Trustee, the Company has issued $150,000,000 aggregate principal amount of its 11-7/8 % Senior Subordinated Notes due 2010, Series A and 11-7/8% Senior Subordinated Notes due 2010, Series B and may issue up to an aggregate principal amount of $200,000,000 of notes under the Indenture (all such notes under the Indenture are "Notes");

                  WHEREAS, pursuant to Articles Eleven and Twelve of the Indenture, each Guarantor unconditionally guaranteed (these guaranties together with the Notes, are the "Securities") the Company's obligations under the Notes and the Indenture in accordance with the terms sets forth therein;

                  WHEREAS, each of Sovereign Adhesives, Inc., a Delaware corporation ("Sovereign Adhesives") and Pierce & Stevens Corp., a New York corporation are Guarantors;

                  WHEREAS, Pierce & Stevens Corp. has changed its name to Sovereign Packaging Group, Inc. ("SPGI");

                  WHEREAS, Sovereign Adhesives, Inc. is to be merged with and into SPGI on the date of this Supplemental Indenture (the "Merger"), with SPGI being the surviving corporation (the "Surviving Corporation");

                  WHEREAS, Section 5.01.(b) of the Indenture requires that the Surviving Corporation expressly assumes by a supplemental indenture all the obligations of Sovereign Adhesives under its Guaranty of the Notes and the performance and observance of every covenant under the Indenture and, if any, the Registration Rights Agreement to be performed by Sovereign Adhesives.

                  NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                  SECTION 1. Definitions. All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Indenture.

                  SECTION 2. Assumption of Guarantee and Indenture Obligations. The Surviving Corporation hereby assumes all of Sovereign Adhesives' obligations under its Guaranty of the Notes and the performance and observance of every covenant of the Indenture and, if any, the Registration Rights Agreement to be performed or observed by such Guarantor.



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                  SECTION 3. Ratification of Indenture; Supplemental Indentures
Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

                  SECTION 4. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN NEW YORK GENERAL OBLIGATION LAW SECTIONS 5-1401 AND 5-1402).

                  SECTION 5. Trust Indenture Act Controls. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) ("TIA") that are required to be a part of this Supplemental Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Supplemental Indenture as so modified. If any provision of this Supplemental Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Supplemental Indenture. The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Supplemental Indenture) are a part of and govern this Supplemental Indenture, whether or not physically contained herein.

                  SECTION 6. Recitals. The recitals contained herein shall be taken as the statements of the Company and the Surviving Corporation, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

                  SECTION 7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 8. Effectiveness. This Supplemental Indenture shall be effective and operative concurrently with the completion of the Merger.

                            [SIGNATURE PAGE FOLLOWS]



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed as of the day and year first above written.

                                         SOVEREIGN SPECIALTY
                                         CHEMICALS, INC.,
                                         as Issuer


                                         By:   /s/ Robert B. Covalt
                                            -----------------------------------
                                             Name:     Robert B. Covalt
                                             Title:    Chairman


                                         SIA ADHESIVES, INC.,
                                         OSI SEALANTS, INC.,
                                         TANNER CHEMICALS, INC.,
                                         SOVEREIGN ADHESIVES, INC.,
                                         IMPERIAL ADHESIVES, INC.,
                                         as Guarantors


                                         By:    /s/ Robert B. Covalt
                                            -----------------------------------
                                             Name:     Robert B. Covalt
                                             Title:    Chairman


                                         SOVEREIGN HOLDINGS, LLC,
                                         SOVEREIGN LATIN AMERICA, LLC,
                                         as Guarantors


                                         By:   /s/ Robert B. Covalt
                                            ---------------------------------
                                             Name:     Robert B. Covalt
                                             Title:    Chairman


                                         SOVEREIGN PACKAGING GROUP, INC.
                                         (formerly known as Pierce & Stevens
                                         Corp.),
                                         as Surviving Corporation and Guarantor


                                         By:    /s/ Robert B. Covalt
                                            ----------------------------------
                                             Name:     Robert B. Covalt
                                             Title:    Chairman


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                                         THE BANK OF NEW YORK,
                                         as Trustee


                                         By:     /s/ Mary LaGumina
                                            --------------------------------
                                             Name:     Mary LaGumina
                                             Title:    Vice President